Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Meritor Automotive, Inc. (Registration Nos. 333-35403 and 333-35407) of our report dated January 28, 2000 relating to the financial statements and financial statement schedule, which appears in Arvin Industries, Inc.'s Annual Report on Form 10-K for the year ended January 2, 2000, and which is incorporated by reference in this Current Report on Form 8-K of ArvinMeritor, Inc.

/s/ PricewaterhouseCoopers LLP

Indianapolis, Indiana
July 5, 2000